EXHIBIT 10.56

                                 LOAN AGREEMENT

       THIS LOAN AGREEMENT, dated as of January 27, 1997 (this "Agreement"), is between TRANSAMERICAN WASTE OF HOUSTON, INC., a Texas corporation ("Borrower"), and SOUTHWEST BANK OF TEXAS, N.A., a national banking association ("Lender").

                               R E C I T A L S :

       Borrower has requested that Lender extend credit to Borrower in the form of (a) revolving credit advances which shall not exceed an aggregate principal amount of $1,000,000 at any time outstanding and (b) a term loan in the original principal amount of $7,500,000. Lender is willing to make such extensions of credit to Borrower upon the terms and conditions hereinafter set forth.

       NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I.

                                   Definitions

       Section 1.01. Definitions. As used in this Agreement, the following terms have the following meanings:

              "Accountants" means Arthur Andersen, L.L.P. or other independent certified public accountants of recognized standing acceptable to Lender.

              "Advance" means an advance of funds by Lender to Borrower pursuant to Article II.

              "Advance Request Forms" means a certificate, in substantially the form of Exhibit "K" hereto, properly completed and signed by Borrower requesting an Advance.

              "Arbitration Agreement" means the Arbitration Agreement executed by Borrower, the Subsidiaries and Guarantors in substantially the form of Exhibit "M" hereto, as the same may be amended, supplemented, or modified.

              "Agreement Regarding Purchase of Notes" means the Agreement Regarding Purchase of Notes executed by RKM, TJF and Lender in substantially the form of Exhibit "S" hereto, as the name may be amended, supplemented or modified from time to time.

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              "Ben-Singer" means Ben-Singer, Inc., a Texas corporation, and its successors and assigns.

              "Business Day" means any day on which commercial banks are not authorized or required to close in Houston, Texas.

              "Cash Flow Coverage Ratio" means, for the period for which such calculation is being made, EBITDA for such period divided by the sum of
       (a) the scheduled principal maturities of Long Term Debt for such period, plus (b) interest expense of Borrower and the Subsidiaries for such period.

              "Closing Date" means the date on which this Agreement has been executed and delivered by the parties hereto and the conditions set forth in Section 6.01 have been satisfied.

              "Collateral" has the meaning specified in Section 5.01.

              "Commitment" means the obligation of Lender to make Advances hereunder in an aggregate principal amount at any time outstanding up to but not exceeding $1,000,000.00, as such amount may be reduced as provided hereby.

              "Current Assets" means, at any particular time, all amounts which, in conformity with GAAP, would be included as current assets on a consolidated balance sheet of Borrower and its Subsidiaries.

              "Current Liabilities" means, at any particular time, all amounts which, in conformity with GAAP, would be included as current liabilities on a consolidated balance sheet of Borrower and its Subsidiaries; provided that for purposes of calculating the Current Ratio (i) the Debt evidenced by Note-A and Note-B shall not constitute Current Liabilities and (ii) the Debt of Borrower to WSTE in the original principal amount of $1,250,000, the payment of which has been subordinated to the payment of the Obligations in the Guaranty-WSTE, shall not constitute Current Liabilities.

              "Current Ratio" means the ratio of Current Assets to Current Liabilities.

              "Debt" means for any Person (a) all indebtedness, whether or not represented by bonds, debentures, notes, securities, or other evidences of indebtedness, for the repayment of money borrowed, (b) all indebtedness representing deferred payment of the purchase price of property or assets, (c) all indebtedness under any lease which, in conformity with GAAP, is required to be capitalized for balance sheet purposes, (d) all indebtedness under guaranties, endorsements, assumptions, or other contingent obligations, in respect of, or to purchase or otherwise acquire, indebtedness of others, (e) all

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       indebtedness secured by a Lien existing on property owned, subject to such Lien, whether or not the indebtedness secured thereby shall have been assumed by the owner thereof, and (f) any obligation to redeem or repurchase any of such Person's capital stock, warrants, or stock equivalents.

              "Deed Of Trust-Galveston" means the Deed of Trust, Security Agreement, Assignment of Rents and Financing Statement executed by Borrower in favor of Lender, in substantially the form of Exhibit "I" hereto, as the same may be amended, supplemented, or modified from to time.

              "Deed Of Trust-Harris" means the Deed of Trust, Security Agreement, Assignment of Rents and Financing Statement executed by Borrower in favor of Lender, in substantially the form of Exhibit "J" hereto, as the same may be amended, supplemented, or modified from to time.

              "Default Rate" means the lesser of (a) the sum of the Prime Rate in effect from day to day plus three percent (3%) or (b) the Maximum Rate.

              "EBITDA" means for Borrower and its Subsidiaries, on a consolidated basis, the sum of (a) income before taxes, (b) depreciation and amortization, plus (c) interest expense.

              "Environmental Laws" means any and all federal, state and local laws, regulations, and requirements pertaining to health, safety, or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss. 9601 et seq.,the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss. 6901 et seq., the Occupational Safety and Health Act, 29 U.S.C. ss. 651 et seq., the Clean Water Act, 33 U.S.C. ss. 1251 et seq., the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq., and all similar laws, regulations, and requirements of any governmental authority or agency having jurisdiction over Borrower, any Subsidiary or WSTE or any of their respective properties or assets, as such laws, regulations, and requirements may be amended or supplemented from time to time.

              "ERISA" means the Employee Retirement Income Security Act of 1974, an amended from time to time, and the regulations and published interpretations thereunder.

              "Event of Default" has the meaning specified in Section 11.01.

              "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants or in statements of the Financial

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       Accounting Standards Board or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles observed in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

              "Guaranties" means the Guaranty-Ben-Singer, the Guaranty-RKM, the Guaranty-Sanifill Hauling, the Guaranty-TJF and the Guaranty-WSTE.

              "Guaranty-Ben-Singer" means the Guaranty Agreement executed by Ben-Singer in favor of Lender in substantially the form of Exhibit "Q" hereto, as the same may be amended, supplemented or modified from time to time.

              "Guaranty-RKM" means the Guaranty Agreement executed by RKM in favor of Lender in substantially the form of Exhibit "D" hereto, as the same may be amended, supplemented or modified from time to time.

              "Guaranty-Sanifill Hauling" means the Guaranty Agreement executed by Sanifill Hauling in favor of Lender in substantially the form of Exhibit "P" hereto, as the same may be amended, supplemented or modified from time to time.

              "Guaranty-TJF" means the Guaranty Agreement executed by TJF in favor of Lender in substantially the form of Exhibit "E" hereto, as the same may be amended, supplemented or modified from time to time.

              "Guaranty-WSTE" means the Guaranty Agreement executed by WSTE in favor of Lender in substantially the form of Exhibit "F" hereto, as the same may be amended, supplemented or modified from time to time.

              "Guarantors" means RKM, TJF and WSTE.

              "Hazardous Substances" means (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq), as amended from time to time, and regulations promulgated thereunder, (b) any "hazardous substance". as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.) ("CERCLA"), as amended from time to time, and regulations promulgated thereunder, (c) asbestos, (d) polychlorinated biphenyls, (e) any substance the presence of which on the Real Property or any other property owned or leased by Borrower, any Subsidiary or WSTE is prohibited by any Governmental Requirements (as defined below), (f) any petroleum-based products which are deemed hazardous by any Governmental Requirements, (g) underground

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            storage tanks which are deemed hazardous by any Governmental
            Requirements, and (h) any other substance which by any Governmental Requirements requires special handling or notification of any federal, state or local governmental entity in its collection, storage, treatment, or disposal. For purposes herein "Governmental Requirements" shall mean all laws, ordinances, statutes, codes, rules, regulations, orders and decrees of the United States, the state, the county, the city, or any other political subdivision in which the Real Property or any other property owned or leased by Borrower, any Subsidiary or WSTE is located, and any other political subdivision, agency or instrumentality exercising jurisdiction over Borrower, the Real Property or any other property owned or leased by Borrower, any Subsidiary or WSTE.

              "Landfill" means the construction and demolition landfill located in Galveston County, Texas and constituting part of the Real Property.

              "Lien" means any lien, mortgage, security interest, tax lien, financing statement, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

              "Loan Documents" means this Agreement and all promissory notes, security agreements, assignments, guaranties and other instruments, documents and agreements executed and delivered pursuant to or in connection with this Agreement, as such instruments, documents, and agreements may be amended, modified, renewed, extended, or supplemented from time to time.

              "Long Term Debt" means for Borrower and its Subsidiaries on a consolidated basis, Debt of such Persons for borrowed money which has a final maturity more than twelve months from the date of calculation.

              "Maximum Rate" means the maximum rate of nonusurious interest permitted from day to day by applicable law, including as to Article 52069-1.04, Vernon's Texas Civil Statutes (and as the same may be incorporated by reference in other Texas statutes), but otherwise without limitation, that rate based upon the "Indicated rate ceilings" and calculated after taking into account any and all relevant fees, payments, and other charges in respect of the Loan Documents which are deemed to be interest under applicable law.

              "No Default Certificate" means a certificate of Borrower substantially in the form of Exhibit "L".

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              "Note-A" means the promissory note executed by Borrower payable to the order of Lender, in substantially the form of Exhibit "A" hereto, and all extensions, renewals, and modifications thereof and all substitutions therefor.

              "Note-B" means the promissory note executed by Borrower payable to the order of Lender, in substantially the form of Exhibit "B" hereto, and all extensions, renewals, and modifications thereof and all substitutions therefor.

              "Notes" means Note-A and Note-B.

              "Obligated Party" means each Guarantor, each Subsidiary and any other Person who is or becomes party to any agreement pursuant to which such Person guarantees or secures payment and performance of the Obligations or any part thereof.

              "Obligations" means all obligations, indebtedness, and liabilities of Borrower to Lender, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligations, indebtedness, and liabilities of Borrower under this Agreement and the other Loan Documents, and all interest accruing thereon and all attorneys' fees and other expenses incurred in the enforcement or collection thereof. ,

              "Option Tract" means the real property described in Exhibit "R" hereto.

              "Parent Debt" shall have the meaning given to such term in
       Section 9.01.

              "Pledge Agreement-RKM" means the Pledge and Security Agreement executed by RKM in favor of Lender in substantially the form of Exhibit "G" hereto, as the same may be amended, supplemented, or modified.

              "Pledge Agreement-WSTE" means the Pledge and Security Agreement executed by WSTE in favor of Lender in substantially the form of Exhibit "H" hereto, as the same may be amended, supplemented, or modified.

              "Person" means any individual, corporation, business trust, association, company, partnership, joint venture, governmental authority, or other entity.

              "Prime Rate" means that variable rate of interest per annum established by Lender from time to time as its prime rate which shall vary from time to time. Such rate is set by Lender as a general reference rate of interest, taking into account such factors as Lender may deem appropriate, it being

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       understood that many of Lender's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate charged to any customer and that Lender may make various commercial or other loans at rates of interest having no relationship to such rate.

              "Real Property" means (a) the real property and interests in real property described in the Deed of Trust-Galveston and the Deed of Trust-Harris and all improvements and fixtures thereon and all appurtenances thereto and (b) after the acquisition thereof by Borrower, the Option Tract and all improvements and fixtures thereon and all appurtenances thereto.

              "RKM" means Robert K. Moses, Jr. and his heirs, executors, successors and assigns.

              "Sanifill" means any one or more of Sanifill, Inc., Sanifill Hauling, Sunray Services, Inc., S&J Landfill Limited Partnership and Brazoria County Recycling Center, Inc.

              "Sanifill Hauling" means Sanifill of Texas Hauling, Inc., a Texas corporation, and its successors and assigns.

              "Security Agreement-Ben-Singer" means the Security Agreement executed by Ben-Singer in favor of Lender in substantially the form of Exhibit "O" hereto, as the same may be amended, supplemented or modified.

              "Security Agreement-Borrower" means the Security Agreement executed by Borrower in favor of Lender in substantially the form of Exhibit "C" hereto, as the same may be amended, supplemented or modified.

              "Security Agreement-Sanifill Hauling" means the Security Agreement executed by Sanifill Hauling in favor of Lender in substantially the form of Exhibit "N" hereto, as the same may be amended, supplemented or modified.

              "Subsidiaries" means Sanifill-Hauling and Ben-Singer.

              "Survey" shall mean a survey showing (a) a metes and bounds description of the real property covered thereby, (b) all recorded or visible boundary lines, building locations, locations of utilities, easements, rights-of-way, rights of access, building or set-back lines, dedications, and natural and manufactured objects affecting such real property, (c) any encroachments upon or protrusions from such real property, (d) any area federally designated as a flood hazard, and (e) such other matters as Lender may require.

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              "Term Loan" means the loan made by Lender to Borrower pursuant to
       Article III.

              "Termination Date" means 11:00 a.m., Houston, Texas time on February 15, 1998, or such earlier date on which the Commitment terminates as provided in this Agreement.

              "TJF" means Thomas J. Fatjo, Jr. and his heirs, executors, successors and assigns.

              "WSTE" means TransAmerican Waste Industries, Inc., a Delaware corporation, and its successors and assigns.

        Section 1.02. Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein", and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article and Section references pertain to this Agreement. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. Terms used herein that are defined in the Uniform Commercial Code as adopted by the State of Texas, unless otherwise defined herein, shall have the meanings specified in the Uniform Commercial Code as adopted by the State of Texas.

                                   ARTICLE II.
                                    Advances

        Section 2.01. Advances. Subject to the terms and conditions of this Agreement, Lender agrees to make one or more Advances to Borrower from time to time from the date hereof to and including the Termination Date in an aggregate principal amount at any time outstanding up to but not exceeding the Commitment. Subject to the foregoing limitation, and the other terms and provisions of this Agreement, Borrower may borrow, repay and reborrow hereunder.

       Section 2.02. Note-A. The obligation of Borrower to repay the Advances shall be evidenced by Note-A executed by Borrower, payable to the order of Lender, in the principal amount of the Commitment.

       Section 2.03. Repayment of Advances. Borrower shall repay the unpaid principal amount of all Advances on the earlier of (a) the Termination Date or
(b) such other dates on which the Advances are required to be paid pursuant to this Agreement.

       Section 2.04. Interest. The unpaid principal amount of the Advances shall bear interest prior to maturity at a varying rate

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per annum equal from day to day to the lesser of (a) the Maximum Rate or (b) the
Prime Rate in effect from day to day plus one percent (1.0%), and each change in the rate of interest charged on the Advances shall become effective, without notice to Borrower, on the effective date of each change in the Prime Rate or the Maximum Rate, as the case may be; provided, however, if at any time the rate of interest specified in clause (b) preceding shall exceed the Maximum Rate, thereby causing the interest on the Advances to be limited to the Maximum Rate, then any subsequent reduction in the Prime Rate shall not reduce the rate of interest on the Advances below the Maximum Rate until the aggregate amount of interest actually accrued on the Advances equals the amount of interest which would have accrued on the Advances if the interest rate specified in clause (b) preceding had at all times been in effect. Accrued and unpaid interest on the Advances shall be payable on each March 31, June 30, September 30 and December 31, commencing on March 31, 1997, and on the earlier of the Termination Date or any other date on which the principal amount of the Advances is paid (whether as a result of optional or mandatory prepayment or acceleration). All past due principal and interest shall bear interest at the Default Rate.

        Section 2.05. Requests for Advances. Borrower shall give Lender notice of each requested Advance at least one (1) Business Day prior to the requested date of such Advance by delivery to Lender of an Advance Request Form properly completed and containing the information required therein and any other information which Lender may request pursuant to Section 6.02. Lender at its option may accept telephonic requests for Advances, provided that any telephonic request for an Advance by Borrower shall be promptly confirmed by submission of a properly completed Advance Request Form to Lender. Each telephonic request for an Advance shall constitute a representation by Borrower to Lender that no Event of Default exists and that the amount of the outstanding Advances plus the amount of the requested Advance will not exceed the Commitment.

       Section 2.06. Use of Proceeds. The proceeds of Advances shall be used for general working capital purposes.

       Section 2.07. Facility Fee. Borrower agrees to pay to Lender a facility fee in the amount of one percent (1.0%) of the Commitment ($10,000.00) on the Closing Date. Such facility fee shall be fully earned when paid.

                                  ARTICLE III.
                                    Term Loan

       Section 3.01. Agreement for Term Loan. Subject to the terms and conditions of this Agreement, Lender agrees to make the Term Loan to Borrower in the amount of $7,500,000.00.

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       Section 3.02. Note-B. The obligation of Borrower to repay the Term Loan shall be evidenced by Note-B executed by Borrower, payable to the order of Lender, in the principal amount of $7,500,000.00.

       Section 3.03. Interest. The Term Loan shall bear interest prior to maturity at a varying rate per annum equal from day to day to the lesser of (a) the Maximum Rate or (b) the Prime Rate in effect from day to day plus one percent (1.0%), and each change in the rate of interest charged on the Term Loan shall become effective, without notice to Borrower, on the effective date of each change in the Prime Rate or the Maximum Rate, as the case may be; provided, however, if at any time the rate of interest specified in clause (b) preceding shall exceed the Maximum Rate, thereby causing the interest on the Term Loan to be limited to the Maximum Rate, then any subsequent reduction in the Prime Rate shall not reduce the rate of interest on the Term Loan below the Maximum Rate until the aggregate amount of interest actually accrued on the Advances equals the amount of interest which would have accrued on the Term Loan if the interest rate specified in clause (b) preceding had at all times been in effect.

       Section 3.04. Payment of Principal and Interest. Principal of and interest on the Term Loan shall be due and payable as provided in Note-B.

       Section 3.05. Purpose. The purpose of the Term Loan shall be to finance the purchase of assets from Sanifill, Inc.

       Section 3.06. Facility Fee. Borrower agrees to pay to Lender a facility fee in the amount of one percent (1.0%) of the Term Loan ($75,000.00) on the Closing Date. Such facility fee shall be fully earned when paid.

                                   ARTICLE IV.
                                    Payments

       Section 4.01. Method of Payment. All payments of principal, interest, and other amounts to be made by Borrower under this Agreement, the Notes or any other Loan Documents shall be made to Lender at its office at 4400 Post Oak Parkway, Houston, Texas 77027, without setoff, deduction, or counterclaim in immediately available funds. Whenever any payment under this Agreement, any Note or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next Business Day, and interest shall continue to accrue during such extension.

       Section 4.02. Voluntary Prepayment. Borrower may prepay either Note in whole at any time or from time to time in part

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without premium or penalty but with accrued interest to the date of prepayment on the amount so prepaid.

       Section 4.03. Commutation of Interest. Interest on the indebtedness evidenced by the Notes shall be computed on the basis of a year of 360 days and the actual number of day elapsed (including the first day but excluding the last day) unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be.

                                   ARTICLE V.
                                   Collateral

       Section 5.01. Collateral. To secure full and complete payment and performance of the Obligations, Borrower shall execute and deliver or cause to be executed and delivered the documents described below covering the property and collateral described therein and in this Section 5.01 (which, together with any other property and collateral which may now or hereafter secure the Obligations or any part thereof, is sometimes herein called the "Collateral")

              (a) Borrower shall grant to Lender a first priority security interest in all of its accounts, accounts receivable, inventory, equipment, machinery, rolling stock, trade fixtures, chattel paper, documents, instruments, and general intangibles, including the contracts with Sanifill under which Borrower receives preferred pricing for waste disposal, whether now owned or hereafter acquired, and all products and proceeds thereof, pursuant to the Security Agreement.

              (b) Borrower shall grant to Lender a first priority lien on the Real Property pursuant to the Deed of Trust-Galveston and the Deed of Trust-Harris.

              (c) The Subsidiaries shall grant to Lender a first priority security interest in all of their respective accounts, accounts receivable, inventory, equipment, machinery, rolling stock, trade fixtures, chattel paper, documents, instruments, and general intangibles, including contracts for commercial and residential waste removal, whether now owned or hereafter acquired, and all products and proceeds thereof, pursuant to the Security Agreement-Sanifill Holding and the Security Agreement-Ben-Singer.

              (d) RKM will pledge to Lender shares of capital stock of Weatherford Enterra, Inc. which have a market value of at least $4,000,000.00 pursuant to the Pledge Agreement-RKM.

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              (e) WSTE will pledge to Lender all the outstanding capital stock of Borrower pursuant to the Pledge Agreement-WSTE.

              (f) Borrower, the Subsidiaries, RKM and WSTE shall execute and cause to be executed such further documents and instruments, including without limitation, Uniform Commercial Code financing statements, as Lender, in its sole discretion, deems necessary or desirable to evidence and perfect its liens and security interests in the Collateral.

        Section 5.02. Setoff. After the occurrence and during the continuance of an Event of Default, Lender shall have the right to set off and apply against the Obligations in such a manner as Lender may determine, at any time and without notice to Borrower, subject to the rights of customers of Borrower and other contractual obligations of Borrower that are superior to the rights of Lender, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from Lender to Borrower or any Subsidiary whether or not the Obligations are then due. In addition to Lender's right of setoff and as further security for the Obligations, Borrower hereby grants to lender a security interest in all deposits (general or special, time or demand, provisional or final) and other accounts of Borrower now or hereafter on deposit with or held by Lender and all other sums at any time credited by or owing from Lender to Borrower. The rights and remedies of Lender hereunder are in addition to other rights and remedies (including, without limitation, to the rights of setoff) which Lender may have.

       Section 5.03. Guaranties. Guarantors and the Subsidiaries shall unconditionally and irrevocably guarantee payment and performance of the Obligations by execution and delivery of the Guaranties.

                                   ARTICLE VI.
                              Conditions Precedent

        Section 6.01. Initial Extension of Credit. The obligation of Lender to make the initial Advance or make the Term Loan is subject to the condition precedent that Lender shall have received on or before the day of such Advance or Term Loan all of the documents set forth below in form and substance satisfactory to Lender.

              (a) Resolutions - Borrower. Resolutions of the Board of Directors of Borrower certified by its Secretary or an Assistant Secretary which authorize the execution, delivery and performance by Borrower of this Agreement and the other Loan Documents to which Borrower is or is to be a party.

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              (b) Incumbency Certificate - Borrower. A certificate of incumbency certified by the Secretary or an Assistant Secretary of Borrower certifying the names of the officers of Borrower authorized to sign this Agreement and each of the other Loan Documents to which Borrower is or is to be party together with specimen signatures of such officers.

              (c) Certificate of Good Standing - Borrower. A certificate of good standing of Borrower in the State of Texas certified by the Comptroller of the State of Texas.

              (d) Articles of Incorporation - Borrower. The articles of incorporation of Borrower certified by the Secretary or an Assistant Secretary of Borrower.

              (e) Bylaws - Borrower. The bylaws of Borrower certified by the Secretary or an Assistant Secretary of Borrower.

              (f) Resolutions - WSTE and Subsidiaries. Resolutions of the Board of Directors of WSTE and each Subsidiary certified by its Secretary or an Assistant Secretary which authorize the execution, delivery and performance by WSTE or such Subsidiary of its respective Guaranty and the other Loan Documents to which WSTE or such Subsidiary is or is to be a party.

              (g) Incumbency Certificate - WSTE and Subsidiaries. A certificate of incumbency certified by the Secretary or an Assistant Secretary of WSTE and each Subsidiary certifying the names of the officers of WSTE or such Subsidiary authorized to sign the respective Guaranty to be executed by such Person and each of the other Loan Documents to which WSTE or such Subsidiary is or is to be a party together with specimen signatures of such officers.

              (h) Certificate of Existence and Good Standing - WSTE. A certificate of existence and good standing of WSTE certified by the Secretary of State of Delaware.

              (i) Certificate of Existence - Subsidiaries. A certificate of existence of each Subsidiary certified by the Secretary of State of Texas.

              (j) Certificates of Existence and Good Standing - WSTE. Certificates of existence and good standing of WSTE as a foreign corporation in the State of Texas certified by the appropriate officials of the State of Texas.

              (k) Articles of Incorporation - WSTE and Subsidiaries. The articles of incorporation of WSTE and each Subsidiary certified by the Secretary or an Assistant Secretary of WSTE or such Subsidiary.

              (1) Bylaws - WSTE and Subsidiaries. The bylaws of WSTE and each Subsidiary certified by the Secretary or an Assistant Secretary of WSTE or such Subsidiary.

              (m) Notes. Note-A and Note-B executed by Borrower.

              (n) Security Agreements. The Security Agreement-Borrower executed by Borrower, the Security Agreement -Sanifill Hauling executed by Sanifill Hauling, and the Security Agreement-Ben-Singer executed by Ben-Singer.

              (o) Deeds of Trust. The Deed of Trust-Galveston and the Deed of Trust-Harris executed by Borrower.

              (p) Guaranties. The Guaranty-RKM executed by RKM, the Guaranty-TJF executed by TJF, the Guaranty-WSTE executed by WSTE, the Guaranty-Sanifill Hauling executed by Sanifill Hauling and the Guaranty-Ben-Singer executed by Ben-Singer.

              (q) Pledge Agreements: Stock and Stock Powers. The Pledge Agreement-RKM executed by RKM, and the Pledge Agreement-WSTE executed by WSTE, together with certificates evidencing the stock pledged under such Pledge Agreements and powers of attorney with respect thereto.

              (r) Financing Statements. Uniform Commercial Code financing statements executed by Borrower, RKM, the Subsidiaries and WSTE.

              (s) Agreement Regarding Purchase of Notes. The Agreement Regarding Purchase of Notes executed by the parties thereto.

              (t) Mortgagee Title Insurance Policies. Paid mortgagee policies of title insurance in the amount of the owner's title insurance policies obtained by Borrower with respect to the Real Property, but not less than $4,000,000.00, insuring that the Deeds of Trust create in favor of Lender first priority liens on the Real Property. The mortgagee policies of title insurance shall have been issued at Borrower's expense by a title insurance company acceptable to Lender, shall show a state of title and exceptions thereto, if any, acceptable to Lender, and shall contain such endorsements as may be required by Lender.

              (u) Easements, etc. Copies of all recorded easements, rights-of way, restrictive covenants, leases, encumbrances, and other documents and instruments filed of record that affect the Real Property.

              (v) Insurance Policies. Copies of all insurance policies required by Section 8.05, together with lender 1oss payable endorsements in favor of Lender with respect to all insurance policies covering Collateral.

              (w) UCC Search. A Uniform Commercial Code search showing all financing statements and other documents or instruments on file against Borrower, each Subsidiary and WSTE in Harris County, Texas and the office of the Secretary of State of Texas.

              (x) Facility Fees. The facility fees referred to in Section 2.07 and 3.06.

              (y) Appraisal. A preliminary indication of value of the assets of Borrower and the Subsidiaries, performed by an appraiser acceptable to Lender, to the effect that (i) the tangible assets of Borrower and the Subsidiaries (including trucks, containers and landfills) have a liquidation value of not less than $5,000,000.00 and (ii) all assets of Borrower and the Subsidiaries (excluding stock of the Subsidiaries held by Borrower) have a liquidation value of not less than $10,000.000.00.

              (z) Environmental Updates. An updated assessment of the environmental condition of the Landfill.

              (aa) Attorneys' Fees and Expenses. Evidence that the costs and expenses (including reasonable attorneys' fees) referred to in Section 12.01, to the extent incurred, have been paid in full by Borrower.

              (bb) Additional Documentation. Such additional approvals, opinions or documents as Lender may reasonably request.

       Section 6.02. All Advances. The obligation of Lender to make any Advance (including the initial Advance) shall be subject to the additional conditions precedent that Lender shall have received (a) an Advance Request Form or telephonic request for an Advance in accordance with Section 2.05 and (b) such additional approvals, opinions or documents as Lender may reasonably request.

                                  ARTICLE VII.
                         Representations and Warranties

       To induce Lender to enter into this Agreement, Borrower represents and warrants to Lender that, as of the Closing Date and at all times thereafter:

       Section 7.01. Corporate Existence. Each of Borrower, each Subsidiary and WSTE (a) it a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation, and if it is not organized under the laws of the State of Texas, is existing and in good standing as a foreign corporation under the laws of the State of Texas,
(b) has all requisite corporate power and authority to own its assets and carry on its business as now being or as proposed to be conducted and (c) is qualified to do business in all jurisdictions necessary and where failure to so qualify would have a material adverse effect on its business, condition (financial or otherwise), operations, prospects, or properties. Borrower has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the other Loan Documents to which it is or may become a party.

        Section 7.02. Financial Statements. Borrower has delivered to Lender audited financial statements of WSTE as at and for the four month transition period ended December 31, 1995, and financial statements of WSTE for the nine month period ended September 30, 1996. Such financial statements are true and correct, have been prepared in accordance with GAAP, and fairly and accurately present the financial condition of WSTE as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. WSTE has no material contingent liabilities, liabilities for taxes, material forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments not reflected in such financial statements. There has been no material adverse change in the business, condition (financial or otherwise), operations, prospects, or properties of WSTE since the effective date of the most recent financial statements referred to in this Section.

       Section 7.03. Corporate Action: No Breach. The execution, delivery, and performance by Borrower of this Agreement and the other Loan Documents to which Borrower is or may become a party have been duly authorized by all requisite action on the part of Borrower and do not and will not violate or conflict with the articles of incorporation or bylaws of Borrower or any law, rule or regulation or any order, writ, injunction, or decree of any court, governmental authority, or arbitrator, and do not and will not conflict with, result in a breach of, or constitute a default under, or result in the imposition of any Lien (except as provided in this Agreement) upon any of the revenues or assets of Borrower pursuant to the provisions of any indenture, mortgage, deed of trust, security agreement, franchise, permit, license, or other instrument or agreement by which Borrower or any of its properties is bound.

       Section 7.04. Operation of Business. Borrower, the Subsidiaries and WSTE possess all material licenses, permits, franchises, patents, copyrights, trademarks, and tradenames, or rights thereto, to conduct their business substantially as now conducted and as presently proposed to be conducted except for a permit for expansion of the Landfill.

       Section 7.05. Litigation and Judgments. Except as disclosed in the reports delivered by WSTE to the Securities & Exchange Commission, there is no action, suit, investigation, or proceeding before or by any court, governmental authority, or arbitrator pending, or to the knowledge of Borrower, threatened against or affecting Borrower, any Subsidiary or any Guarantor that would, if adversely determined, have a material adverse effect on the business, condition (financial or otherwise), operations, prospects or properties of Borrower, any Subsidiary or any Guarantor or the ability of Borrower to pay and perform the Obligations. There are no outstanding judgments against Borrower, any Subsidiary or any Guarantor.

       Section 7.06. Rights in Properties; Liens. Borrower, the Subsidiaries and WSTE have good and indefeasible title to or valid leasehold interests in their respective properties and assets, real and personal, including the properties, assets and leasehold interests reflected in the financial statements described in Section 7.02, and none of the properties, assets or leasehold interests of Borrower or any Subsidiary is subject to any Lien, except as permitted by this Agreement.

       Section 7.07. Enforceability. This Agreement constitutes, and the other Loan Documents to which Borrower is party, when delivered, shall constitute the legal, valid, and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforceability thereof may be limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditor's rights.

       Section 7.08. Approvals. No authorization, approval, or consent of, and no filing or registration with, any court, governmental authority, or third party is or will be necessary for the execution, delivery, or performance (a) by Borrower of this Agreement and the other Loan Documents to which Borrower is or may become a party or the validity or enforceability thereof or (b) by any Subsidiary or any Guarantor of the Loan Documents to which such Person is or may become a party or the validity or enforceability thereof.

       Section 7.09. Debt. Borrower and the Subsidiaries have no Debt except (a) Debt to Lender and (b) Debt to WSTB in the original principal amount of $1,250,000.00.

       Section 7.10. Use of Proceeds; Martin Securities. None of Borrower, any Subsidiary or WSTE is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any extension of credit under this Agreement will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

       Section 7.11. ERISA. Borrower, the Subsidiaries and WSTE have complied with all applicable minimum funding requirements and all other applicable and material requirements of ERISA, and there are no existing conditions that would give rise to liability thereunder. No Reportable Event (as defined in Section 4043 of ERISA) has occurred in connection with any employee benefit plan that might constitute grounds for the termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer such plan.

       Section 7.12. Taxes. To the best of Borrower's knowledge, Borrower, each Subsidiary and each Guarantor have filed all tax returns (federal, state, and local) required to be filed, including all income, franchise, employment, property, and sales taxes, and has paid all of their respective liabilities for taxes, assessments, governmental charges, and other levies that are due and payable, and Borrower knows of no pending investigation of Borrower, any Subsidiary or any Guarantor by any taxing authority or of any pending but unassessed tax liability of Borrower, any Subsidiary or any Guarantor. ,

       Section 7.13. Disclosure. Except as disclosed in the reports delivered by WSTE to the Securities & Exchange Commission, there is no fact known to Borrower which has a material adverse effect, or which might in the future have a material adverse effect, on the business, condition (financial or otherwise), operations, prospects, or properties of Borrower, any Subsidiary or any Guarantor that has not been disclosed in writing to Lender.

       Section 7.14. Subsidiaries. Borrower has no subsidiaries other than the Sanifill Hauling. Sanifill Hauling has no subsidiaries other than Ben-Singer.

       Section 7.15. Compliance with Laws. To the best of Borrower's knowledge, none of Borrower, any Subsidiary or WSTE is in violation in any material respect of any law, rule, regulation, order, or decree of any court, governmental authority, or arbitrator, which violation could result in a material adverse effect on the business or operations of such Person or the ability of Borrower to pay the Obligations or WSTE to perform under the Guaranty-WSTE.

       Section 7.16. Solvency. None of Borrower, any Subsidiary or WSTE is insolvent or will be rendered insolvent by the transactions contemplated by this Agreement and no bankruptcy or insolvency proceedings are pending against or contemplated by any of such Persons.

       Section 7.17. Environmental Matters. Borrower, each Subsidiary and WSTE and their respective properties are in compliance with all applicable Environmental Laws and none of Borrower, any Subsidiary or WSTE is subject to any liability or obligation for remedial action thereunder. There is no pending or threatened investigation or inquiry by any governmental authority of Borrower, any Subsidiary, WSTE or any of their respective properties pertaining to any Hazardous Substance. Except in the ordinary course of business and in accordance with law, there are no Hazardous Substances located on or under any of the properties of Borrower, any Subsidiary or WSTE. Except in the ordinary course of business and in accordance with law, none of Borrower, any Subsidiary or WSTE has caused or permitted any Hazardous Substance to be disposed of on or under or released from any of its properties. To the best of Borrower's knowledge, Borrower, the Subsidiaries and WSTE have obtained all permits, licenses, and authorizations which are required under and by all Environmental Laws, the failure of which to obtain could result in a material adverse effect on the business or operations of such Person or the ability of Borrower to pay the Obligations or WSTE to perform under the Guaranty-WSTE.

                                  ARTICLE VIII.
                               Positive Covenants

       Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or Lender has any Commitment hereunder, Borrower will perform and observe the covenants set forth below, unless Lender shall otherwise consent in writing.

       Section 8.01. Reporting Requirements. Borrower will deliver to Lender:

              (a) Annual Financial Statements - Borrower. As soon as available, and in any event within one hundred twenty (120) days after the end of each fiscal year of Borrower, beginning with the fiscal year ending December 31, 1997, (i) a copy of the annual financial statements of Borrower and the Subsidiaries for such fiscal year, and (ii) the consolidating financial statements of WSTE (which shall include Borrower) reviewed by the Accountants in preparing the audited financial statements of WSTE on Form 10-K for such year, and (iii) a certificate of the Accountants confirming compliance by Borrower with the covenants contained in Article X. The Borrower's financial statements shall include, on a consolidated basis, balance sheets, statements of income, statements of stockholders equity and statements of cash flows as at the end of such fiscal year and for the 12-month period then ended, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP.

              (b) Annual Financial Statements - WSTE. As soon as available, and in any event within one hundred twenty (120) days after the end of each fiscal year of WSTE, beginning with the fiscal year ending December 31, 1996, a copy of the annual audited financial statements of WSTE and its subsidiaries for such fiscal year on Form 10-K, containing, on a consolidated basis, balance sheets, statements of income, statements of stockholders equity and statements of cash flows as at the end of such fiscal year and for the 12-month period then ended, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and audited and certified by the Accountants.

              (c) Quarterly Financial Statements - Borrower. As soon as available, and in any event within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year of Borrower, (i) a copy of the unaudited financial statements of Borrower and the Subsidiaries as of the end of such quarter and for the portion of the fiscal year then ended, and (ii) the consolidating financial statements of WSTE (which shall include Borrower) reviewed by the Accountants in preparing the financial statements of WSTE on Form 10-Q for such quarter. The Borrower's financial statements shall include, on a consolidated basis, balance sheets, statements of income and statements of cash flows, all in reasonable detail and certified by the financial vice president of Borrower to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end audit related adjustments) the financial condition and results of operations of Borrower and the Subsidiaries, on a consolidated basis, at the dates and for the periods indicated therein. The unaudited fourth quarter consolidated financial statements of Borrower shall be included along with the annual financial statements as required in Section 8.01(a).

              (d) Quarterly Financial Statements - WSTE. As soon as available, and in any event within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year of WSTE, a copy of the unaudited financial statements of WSTE on Form 10-Q as of the end of such quarter and for the portion of the fiscal year then ended, containing, on a consolidated basis, balance sheets, statements of income and statements of cash flows, all in reasonable detail and certified by the president or the chief financial officer of WSTE to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of WSTE and its subsidiaries, on a consolidated basis, at the date and for the period indicated therein. The unaudited fourth quarter consolidated financial statements of WSTE shall be included along with the annual financial statements as required in Section 8.01(b).

              (e) Semi-Annual Financial Statements - REM and TJF. AS soon as available, and in any event on or before each February 28 and August 31, a copy of the financial statement of each of REM and TJF as of the preceding December 31 and June 30, respectively, consisting of a balance sheet, a statement of income and expenses, a list of liabilities, including contingent liabilities (and stating the holder of such liabilities, the repayment terms thereof and any collateral therefor), and a statement of cash flows.

              (f) No Default Certificate. Simultaneously with the delivery of financial statements of Borrower under Section 8.01 (a) and (c), a No Default Certificate as of the last day of such quarter, executed by the financial vice president of Borrower.

              (g) Quartely Accounts Receivable Reports. Simultaneously with the delivery of financial statements of Borrower under Section 8.01 (a) and
       (c), aged accounts receivable reports for Borrower and each Subsidiary as of the last day of such quarter certified by the financial vice president of Borrower.

              (h) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, affecting Borrower, any Subsidiary or any Guarantor which, if determined adversely to Borrower, such Subsidiary or such Guarantor, could have a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of Borrower, such Subsidiary or such Guarantor.

              (i) Notice of Default. As soon as possible and in any event within five (5) days after the occurrence of each Event of Default and each event which, with the giving of notice or lapse of time or both, would constitute an Event of Default, a written notice setting forth the details of such Event of Default or event and the action which Borrower has taken and proposes to take with respect thereto.

              (j) Proxy Statements, Etc. As soon as available, one copy of each financial statement, report, notice or proxy statement sent by Borrower, any Subsidiary or WSTE to its stockholders generally and one copy of each regular, periodic or special report, registration statement, or prospectus filed by Borrower, any Subsidiary or WSTE with any securities exchange or the Securities and Exchange Commission or any successor agency.

              (k) General Information. Promptly, such other information concerning Borrower, any Subsidiary or any Guarantor as Lender may from time to time reasonably request.

       Section 8.02. Maintenance of Existence: Conduct of Business. Borrower will preserve and maintain, and will cause each Subsidiary and WSTE to preserve and maintain, its corporate existence and all of its leases, privileges, licenses, permits, franchises, qualifications and rights that are necessary or desirable in the ordinary conduct of its business.

       Section 8.03. Maintenance of Properties. Borrower will maintain, and will cause each Subsidiary and WSTE to maintain, its assets and properties in good condition and repair.

       Section 8.04. Taxes and Claims. Borrower will pay or discharge, and will cause each Subsidiary and WSTE to pay or discharge, at or before maturity or before becoming delinquent (a) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its property, and (b) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its property; provided, however, that none of Borrower, any Subsidiary or WSTE shall be required to pay or discharge any tax, levy, assessment, or governmental charge which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves have been established,

       Section 8.05. Insurance. Borrower will maintain, and will cause each Subsidiary and WSTE to maintain, with financially sound and reputable insurance companies workmen's compensation insurance, liability insurance, and insurance on its property, assets and business at least in such amounts and against such risks as are usually insured against by Persons engaged in similar businesses. Each insurance policy covering Collateral shall name Lender as lender 1oss payee and shall provide that such policy will not be canceled without ten (10) days prior written notice to Lender.

       Section 8.06. Inspections. At any reasonable time and from time to time, Borrower will permit, and cause the Subsidiaries and WSTE to permit, representatives of Lender to examine and make copies of the books and records of, and visit and inspect the properties or assets of Borrower, the Subsidiaries and WSTE and to discuss the business, operations, and financial condition of any such Persons with their respective officers and employees with their independent certified public accountants.

       Section 8.07. Keeping Books and Records. Borrower will maintain, and will cause each Subsidiary and WSTE to maintain, proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

       Section 8.08. Compliance with Laws. Borrower will comply, and will cause each Subsidiary and WSTE to comply, in all material respects with all applicable laws, rules, regulations, and orders of any court, governmental authority, or arbitrator.

       Section 8.09. Compliance with Agreements. Borrower will comply, and will cause each Subsidiary and WSTE to comply, in all material respects with all agreements, contracts, and instruments binding on it or affecting its properties or business.

       Section 8.10. Further Assurances. Borrower will execute and deliver, and will cause each Subsidiary and WSTE to execute and deliver, such further instruments as may be requested by Lender to carry out the provisions and purposes of this Agreement and the other Loan Documents and to preserve and perfect the Liens of Lender in the Collateral.

       Section 8.11. ERISA. Borrower will comply, and will cause each Subsidiary and WSTE to comply, with all minimum funding requirements, and all other material requirements, of ERISA, if applicable, so as not to give rise to any liability thereunder.

       Section 8.12. Post Closing Matters. (a) Not later than thirty (30) days following the Closing Date, Borrower will deliver to Lender an appraisal of the value of the assets of Borrower and the Subsidiaries, performed by an appraiser acceptable to Lender, to the effect that (i) the tangible assets of Borrower and the Subsidiaries (including trucks, containers and landfills) have a liquidation value of not less than $5,000,000.00 and (ii) all assets of Borrower and the Subsidiaries (excluding stock of the Subsidiaries held by Borrower) have a liquidation value of not leas than $10,000.000.00.

       (b) Not later than thirty (30) days following the Closing Date, Borrower will deliver to Lender titles endorsed to Lender to all vehicles owned by Borrower or either Subsidiary.

       (c) Not later than thirty days following the Closing Date, Borrower shall deliver to Lender (i) Surveys of the Real Property which shall be acceptable to Lender and (ii) endorsements to the mortgagee title insurance policies deleting the survey exception.

       (d) Not later than thirty (30) days following the Closing Date, Borrower will deliver to Lender studies of the environmental condition of the Real Property other than the Landfill, which shall be acceptable to Lender in form and substance.

       (e) Prior to obtaining title to the Option Tract, Borrower will deliver to Lender (i) a title commitment with respect thereto together with copies of an documents creating encumbrances on the Option Tract, and (ii) a Survey of the Option Tract, both in form and substance satisfactory to Lender.

       (f) Simultaneously with obtaining title to the Option Tract, Borrower will deliver to Lender (i) an executed deed of trust substantially in the form of the Deeds of Trust covering the Option Tract and (ii) a mortgagee's policy in the amount of Borrower's owner's policy insuring that such deed of trust creates a first lien in favor of Lender.

       (g) Not later than thirty (30) days following the Closing Date Borrower will file a Stormwater Pollution Prevention Plan for the Landfill

                                   ARTICLE IX.
                               Negative Covenants

       Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or Lender has any Commitment hereunder, Borrower will perform and observe the covenants set forth below, unless Lender shall otherwise consent in writing.

       Section 9.01. Debt. Borrower will not incur, create, assume or permit to exist, and will not permit any Subsidiary to incur, create, assume or permit to exist, any Debt, except (a) Debt to Lender, (b) accounts payable in the ordinary course of business, (c) Debt which does not exceed a principal amount of $400,000.00 outstanding at any time, (d) Debt arising from the endorsement of instruments for collection in the ordinary course of business, (e) Debt to WSTE in the principal amount of $1,250,000 the payment of which has been subordinated to the payment of the Obligations as provided in the Guaranty-WSTE, (f) landfill closure and post closure costs, including financial assurances related thereto, and (g) Parent Debt (hereinafter defined), provided that (i) the aggregate principal amount of Parent Debt which may be incurred by Borrower shall not exceed $750,000.00, (ii) no Parent Debt may be incurred after January 31, 1998,
(iii) no Event of Default shall exist at the time Borrower incurs any Parent Debt and no Event of Default shall arise as a result of the incurrence by Borrower of any Parent Debt. As used herein the term "Parent Debt" means Debt of Borrower incurred in connection with working capital advances made by WSTE to Borrower.

       Section 9.02. Limitation on Liens. Borrower will not incur, create, assume, or permit to exist, any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except (a) Liens in favor of Lender, (b) Liens securing

Debt permitted by Section 9.01(c), (c) encumbrances consisting of minor easements, zoning restrictions, or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of Borrower or such Subsidiary to use such assets in its business, and none of which is violated in any material aspect by existing or proposed structures or land use, (d) Liens for taxes, assessments, or other governmental charges which are not delinquent or which are being contested in good faith and for which adequate reserves have been established, and (e) Liens of mechanics, materialmen, warehousemen, carriers or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business.

       Section 9.03. Mergers, Acquisitions, Dissolutions and Disposition of Assets. Borrower will not, and will not permit any Subsidiary to, (a) become a party to a merger, consolidation, partnership or joint venture or purchase or otherwise acquire all or a substantial part of the assets of any Person or any shares or other evidence of beneficial ownership of any Person, (b) dissolve or liquidate, (c) create a new subsidiary or (d) sell, lease, assign, transfer or otherwise dispose of any of its assets, except (i) dispositions of assets in the ordinary course of business which have a fair market value which does not exceed an aggregate amount of $250,000.00 during any fiscal year for Borrower and the Subsidiaries, and (ii) dispositions of assets in the ordinary course of business, provided that Borrower or such Subsidiary has replaced such assets with replacement items having a value equal to or greater than the value of the items of which Borrower or such Subsidiary disposed.

       Section 9.04. Restricted Payments. Borrower will not declare or pay any dividends or make any other payment or distribution (in cash, property, or obligations) on account of its capital stock, or redeem, purchase, retire, or otherwise acquire any of its capital stock, or grant or issue any capital stock or any warrant, right, or option pertaining to its capital stock, or issue any security convertible into capital stock.

       Section 9.05. Loans and Investments. Borrower will not, and will not permit any Subsidiary to, make any advance, loan, extension of credit, or capital contribution to or investment in, or purchase any stock, bonds, notes, debentures, or other securities of any Person, except (a) readily marketable direct obligations of the United States of America, (b) fully insured certificates of deposit with maturities of one year or less from the date of acquisition of Lender or any other commercial bank operating in the United States having capital and surplus in excess of $50,000,000.00, (c) commercial paper of a domestic issuer if at the time of purchase such paper is rated in one of the two highest rating categories of Standard and Poor's Corporation or Moody

Investors Service, Inc. and (d) investments made pursuant to other agreements, arrangements or contracts between Borrower and Lender.

       Section 9.06. Compliance with Environmental Laws. Except in the ordinary course of business and in accordance with law, Borrower will not knowingly, and will not permit any Subsidiary or WSTE knowingly to, (a) use (or permit any tenant to use) any of their respective properties or assets for the handling, processing, storage, transportation, or disposal of any Hazardous Substance, (b) generate any Hazardous Substance, (c) conduct any activity which is likely to cause a release or threatened release of any Hazardous Substance, or (d) otherwise conduct any activity or use any of their respective properties or assets in any manner that is likely to violate any Environmental Law, which violation could result in a material adverse effect on the business or operations of such Person or the ability of Borrower to pay the Obligations or WSTE to perform under the Guaranty-WSTE.

       Section 9.07. Accounting. Borrower will not, and will not permit any Subsidiary or WSTE to, make any change in accounting treatment or reporting practices, except as required by GAAP.

                                   ARTICLE X.
                               Financial Covenants

       Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or Lender has any Commitment hereunder, Borrower will observe and perform the following financial covenants set forth below, unless Lender shall otherwise consent in writing. The covenants set forth below shall be calculated in accordance with GAAP.

       Section 10.01. Current Ratio. Borrower will at all times maintain a Current Ratio of not less than 1.0 to 1.0.

       Section 10.02. EBITDA. By June 30, 1997, Borrower will generate accumulated EBITDA of at least $800,000.00 for the five (5) months then ended.

        Section 10.03. Cash Flow Coverage Ratio. Borrower will have a Cash Flow Coverage Ratio of not less than 1.1 to 1.0 (a) for the quarter ended September 30, 1997 and for the first three fiscal quarters of each fiscal year thereafter, and (b) for the fiscal year ended December 31, 1997 and for each fiscal year thereafter.

                                  ARTICLE XII.
                                     Default

       Section 11.01. Events of Default. Each of the following shall be deemed an "Event of Default":

              (a) Borrower shall fail to pay the Obligations or any part thereof within seven (7) days of the date when due.

              (b) Any representation or warranty made or deemed made by Borrower or any Obligated Party (or any of their respective officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with this Agreement shall be false, misleading, or erroneous in any material respect when made or deemed to have been made.

              (c) Borrower or any Obligated Party shall fail to perform, observe, or comply with any covenant, agreement, or term contained in this Agreement or any other Loan Document for a period of fifteen (15) days following the date on which Lender gives notice of such failure to Borrower or such Obligated Party.

              (d) Borrower or any Obligated Party shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing.

              (e) An involuntary proceeding shall be commenced against Borrower or any Obligated Party seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or a substantial part of its property, and such involuntary proceeding shall remain undismissed and unstayed for a period of ninety (90) days.

              (f) Borrower, any Subsidiary or WSTE shall fail to discharge within a period of ninety (90) days after the commencement thereof any attachment, sequestration, or similar proceeding or proceedings involving an aggregate amount in excess of $50,000.00 against any of its assets or properties.

              (g) Borrower, any Subsidiary or WSTE shall fail to satisfy and discharge promptly any final, non-appealable judgement or judgements against it for the payment of money in an aggregate amount in excess of $50,000.00.

              (h) Borrower, any Subsidiary or WSTE shall fail to pay when due (including any applicable grace periods) any principal of or interest on any Debt, or the maturity of any such Debt shall have been accelerated, or any such Debt for Borrowed money shall have been required to be prepaid prior to the stated maturity thereof, or any event shall have occurred that permits (or, with the giving of notice or lapse of time or both, would permit) any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment.

              (i) This Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by Borrower or any Obligated Party, or Borrower or any Obligated Party shall deny that it has any further liability or obligation under any of the Loan Documents, or any lien or security interest created by the Loan Documents shall for any reason cease to be a valid security interest in and lien upon any of the Collateral purported to be covered thereby having the priority described in this Agreement.

              (j) The financial statements of Borrower delivered pursuant to
       Section 8.01(a) or (c) shall evidence that Borrower has failed to achieve positive income from operations for (i) two consecutive fiscal quarters or (ii) any fiscal year.

        Section 11.02. Remedies Upon Default. If any Event of Default shall occur, Lender may do any one or more of the following: (a) declare the outstanding principal of and accrued and unpaid interest on the Notes and the Obligations or any part thereof to be immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower, (b) terminate the Commitment without notice to Borrower or any Obligated Party, (c) foreclose or otherwise enforce any Lien granted to the Lender to secure payment and performance of the Obligations, and (d) exercise any and all rights and remedies afforded by the laws of the State of Texas or any other jurisdiction by any of the Loan Documents, by equity or otherwise; provided, however, that upon the occurrence of an Event of Default under Section ll.0l(d) or Section ll.0l(e), the Commitment shall automatically terminate, and the outstanding principal of and accrued and unpaid interest on the Notes and the other Obligations shall become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower.

       Section 11.03. Performance by Lender. If Borrower shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, Lender may perform or attempt to perform such covenant, duty, or agreement on behalf of Borrower. In such event, Borrower shall, at the request of Lender, promptly pay any amount expended by Lender in such performance or attempted performance to Lender, together with interest thereon at the Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly agreed that Lender shall not have any liability or responsibility for the performance of any obligation of Borrower under this Agreement or any other Loan Document.

                                  ARTICLE XII.

                                Miscellaneous

        Section 12.01. Expenses of Lender. Borrower hereby agrees to pay Lender on demand (a) all reasonable costs and expenses incurred by Lender in connection with the preparation, negotiation, and execution of this Agreement and the other Loan Documents and any and all amendments, modifications, renewals, extensions, and supplements thereof and thereto, including, without limitation, the fees and expenses of Lender's legal counsel, (b) all reasonable costs and expenses incurred by Lender in connection with the enforcement of this Agreement or any other Loan Document, including, without limitation, the fees and expenses of Lender's legal counsel, and (c) all other reasonable costs and expenses incurred by Lender in connection with this Agreement or any other Loan Document, including, without limitation, all costs, expenses, filing fees, and other charges levied by an governmental authority or otherwise payable in respect of this Agreement or any other Loan Document or in obtaining any insurance policy, audit or appraisal in respect of the Collateral, provided that if no Event of Default exists, prior to obtaining any insurance policy, audit or appraisal for which Lender would seek reimbursement from Borrower under this Agreement, Lender shall obtain the consent of Borrower, which consent will not be unreasonably withheld.

       Section 12.02. Indemnification. Borrower hereby indemnifies Lender and each affiliate thereof and their respective officers, directors, employees, attorneys, and agents from, and holds each of them harmless against, any and all losses, liabilities, claims, damages, penalties, judgments, disbursements, costs, and expenses (including attorneys' fees) (collectively, "Claims") to which any of them may become subject which directly or indirectly arise from or relate to (a) the negotiation, execution, delivery, performance, administration, or enforcement of any of the Loan Documents, (b) any of the transactions contemplated by the Loan Documents, (c) any breach by Borrower of any representation, warranty, covenant, or other agreement contained in any of the Loan Documents, or (d) the presence, release, threatened release, disposal, removal, or cleanup of any Hazardous Substance located on, about, within, or affecting any of the properties or assets of Borrower or any Obligated Party; provided that the indemnification obligations contained in this
Section 12.02 shall not be applicable to the extent any Claims arise from the gross negligence or willful misconduct of Lender

        Section 12.03. Limitation of Liability. Neither Lender nor any affiliate, officer, director, employee, attorney, or agent of Lender shall have any liability with respect to, and Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Borrower hereby waives, releases, and agrees not to sue Lender or any of Lender's affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

        Section 12.04. No Waiver: Cumulative Remedies. No failure on the part of Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

        Section 12.05. Succesors and Assigns. This Agreement is binding upon and shall inure to the benefit of Lender and Borrower and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Agreement without prior written consent of Lender.

        Section 12.06. Survival. All representations and warranties made in this Agreement or any other Loan Document or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them. Without prejudice to the survival of any other obligation of Borrower hereunder, the obligations of Borrower under Sections 12.01, 12.02 and 12.03 shall survive repayment of the Notes and termination of the Commitment.

        Section 12.07. Amendment. The provisions of this Agreement and the other Loan Documents to which Borrower is a party may be amended or waived only by an instrument in writing signed by the parties hereto or thereto.

        Section 12.08. Maximum Interest Rate. No provision of this Agreement or of any other Loan Documents shall require the payment or the collection of interest in excess of the maximum permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any other Loan Documents or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither Borrower nor the sureties, guarantors, successors, or assigns of Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event Lender ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the indebtedness evidenced by the Notes; and, if the principal of the Notes has been paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, Borrower and Lender shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by the Notes so that interest for the entire term does not exceed the Maximum Rate.

        Section 12.09. Notices. All notices and other communications provided for in this Agreement and the other Loan Documents shall be in writing and may be sent by facsimile with transmission confirmed, mailed by certified mail return receipt requested, or delivered to the intended recipient at the addresses specified below or at such other address as shall be designated by any party listed below in a notice to the other parties listed below given in accordance with this Section.

 If to Borrower:              TransAmerican Waste of Houston, Inc.
                              314 N. Post Oak Lane
                              Houston, Texas 77024
                              Attention: Chief Financial Officer
                              Telephone No.: 713-956-1212
                              Fax: 713-956-0262

 If to RKM:                   Robert K. Moses, Jr.
                              4544 Post Oak Place, Suite 320
                              Houston, Texas 77027
                              Telephone No.: 713-621-6191
                              Fax: 713-621-6029

 If to TJF:                   Thomas J. Fatjo, Jr.
                              314 N. Post Oak Lane
                              Houston, Texas 77024
                              Telephone No.: 713-956-1212
                              Fax: 713-956-0262

 If to WSTE:                  TransAmerican Waste Industries, Inc.
                              314 N. Post Oak Lane
                              Houston, Texas 77024
                              Attention: Chief Financial Officer
                              Telephone No.: 713-956-1212
                              Fax: 713-956-0262

 If to Lender:                Southwest Bank of Texas, N.A.
                              4400 Post Oak Parkway
                              Houston, Texas 77027
                              Attention: Kurt Goeringer
                              Telephone No.: 713-235-8881 ext. 1234
                              Fax: 713-621-2031

               Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by facsimile subject to confirmation of Transmission, when personally delivered or, in the case of a mailed notice, when duly deposited in the mails, in each case given or addressed as aforesaid; provided, however, that notices to Lender pursuant to Article II shall not be effective until received by Lender.

        Section 12.10. Applicable Law; Venue; Service of Process. This Agreement and the other Loan Documents shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America. This Agreement and the other Loan Documents have been entered into in Harris County, Texas. Except as provided in the Arbitration Agreement, any action or proceeding against Borrower or any Obligated Party under or in connection with any of the Loan Documents may be brought in any state or federal court in Harris County, Texas, and Borrower, for itself and on behalf of the Obligated Parties, hereby irrevocably submits to the nonexclusive jurisdiction of such courts and waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in any such court or that any such court is an inconvenient forum. Except as provided in the Arbitration Agreement, nothing herein or in any of the other Loan Documents shall affect the right of Lender to serve process in any other manner permitted by law or shall limit the right of Lender to bring any action or proceeding against Borrower or any Obligated Party or with respect to any of its property in courts in other jurisdictions. Except as provided in the Arbitration Agreement, any action or proceeding by Borrower or any Obligated Party against Lender shall be brought only in a court located in Harris County, Texas.

       Section 12.11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       Section 12.12. Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

       Section 12.13. Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

       Section 12.14. Non-application of Chanter 15 of Texas Credit Code. The provisions of Chapter 15 of the Texas Credit Code (Vernon's Texas Civil Statutes, Article 5069-15) are specifically declared by the parties hereto not to be applicable to this Agreement or any of the other Loan Documents or to the transactions contemplated hereby.

       Section 12.15. ENTIRE AGREEMENT. THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                        BORROWER:

                                        TRANSAMERICAN WASTE OF HOUSTON, INC.

                                        By: /s/ Lance C. Ruud
                                                Lance C. Ruud
                                                Vice President

                                        LENDER:

                                        SOUTHWEST BANK OF TEXAS, N . A.

                                        By: /s/ Kurt A. Goeringer
                                                Kurt A. Goeringer
                                                Vice President